UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 25, 2000


                            ASIA SUPERNET CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                    000-7619                  93-0636333
 ---------------------------     -------------------       --------------------
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
    of incorporation)                                      Identification No.)


             1700 Lincoln Street, Suite 3200, Denver, Colorado 80203
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (303) 860-1700
               --------------------------------------------------
              (Registrant's telephone number, including area code)




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Item 1.  CHANGES IN CONTROL

On June 13, 2000, Asia SuperNet Corporation (ASUP or the Company) issued 106,683,429 shares of its common stock under the terms of an agreement dated May 31, 2000, with the shareholders of ChinaNet Communications, Ltd., a Hong Kong corporation (ChinaNet), to acquire all of the issued and outstanding common shares of ChinaNet for a consideration of US$186,696,000. On August 25, 2000, the shares issued to the shareholders of ChinaNet were returned to ASUP. The parties are in the process of renegotiating certain terms of the agreement. The number of shares of ASUP common stock to be issued is not being renegotiated.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 13, 2000, Asia SuperNet Corporation (ASUP or the Company) issued 106,683,429 shares of its common stock under the terms of an agreement dated May 31, 2000, with the shareholders of ChinaNet Communications, Ltd., a Hong Kong corporation (ChinaNet), to acquire all of the issued and outstanding common shares of ChinaNet for a consideration of US$186,696,000. On August 25, 2000, the shares issued to the shareholders of ChinaNet were returned to ASUP. The parties are in the process of renegotiating certain terms of the agreement. The number of shares of ASUP common stock to be issued is not being renegotiated.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ASIA SUPERNET CORPORATION




Dated:  August 25, 2000                     By:  /s/ Robert H. Trapp
                                                -------------------------------
                                                Robert H. Trapp
                                                Secretary and Treasurer



















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